SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT (this “Release”) is made and entered into as of October __, 2011, by and among (i) Sucampo Pharmaceuticals, Inc. (“Sucampo”), a Delaware corporation, and (ii) Covance Inc. (“Covance”), a Delaware corporation.  The parties referred to in clauses (1)(a) and (1)(b) are referred to collectively in this Release as the “Parties.”  This Release shall be effective as of October __, 2011 (the “Effective Date”).

RECITALS

WHEREAS, Sucampo is a biopharmaceutical company that in 2007 initiated a clinical trial program to assess the efficacy and safety of its drug Amitiza® (lubiprostone) in the treatment of patients with Opioid-induced Bowel Dysfunction (“OBD”);

WHEREAS, Covance is engaged in the business of providing clinical research services, data management, and related services for the pharmaceutical, biotechnology, and medical device industries;

WHEREAS, the Parties entered into an Agreement for Clinical Trials Services in connection with Sucampo Protocol Number SPI/0211OBD-0631 and Covance Project Number 102416 (“Trial 0631”) on or about March 2, 2007 and subsequently amended this Agreement;

WHEREAS, the Parties entered into an Agreement for Clinical Trials Services in connection with Sucampo Protocol Number SPI/0211OBD-0632 and Covance Project Number 102579 (“Trial 0632”) on or about March 2, 2007 and subsequently amended this Agreement;

WHEREAS, the Parties entered into an Agreement for Clinical Trials Services in connection with Sucampo Protocol Number SPI/0211OBD-06S1 and Covance Project Number 102580 (“Trial 06S1”) on or about March 2, 2007 and subsequently amended this Agreement;

WHEREAS, certain disputes have arisen between Sucampo, on the one hand, and Covance, on the other hand, in connection with Trial 0631, Trial 0632, and Trial 06S1;

WHEREAS, the Parties state that this Release is a settlement of disputed claims and shall not be construed as an admission by either Party that it has violated the law, breached any contract, committed a tort, or failed to fulfill any duty;

WHEREAS, the Parties desire to resolve and effect a full and final settlement in respect of all of the Parties’ respective rights and obligations between them in connection with Trial 0631, Trial 0632, and Trial 06S1, on the basis set forth below.

WITNESSETH: In consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

TERMS OF AGREEMENT

1.	Defined Terms. As used in this Release, the following terms have the meanings ascribed thereto below:

(a)
the term “Sucampo” shall mean Sucampo Pharmaceuticals, Inc., a corporation organized and existing under the law of the State of Delaware, with its principal place of business located at 4520 East West Highway, Third Floor, Bethesda, Maryland 20814, and all of its respective parents, partners, joint venturers, successors, assigns, subsidiaries, affiliates, officers, directors, members, contractors, agents and employees;

(b)
the term “Covance” shall mean Covance Inc., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business located at 210 Carnegie Center, Princeton, New Jersey 08540, and all of its respective parents, partners, joint venturers, successors, assigns, subsidiaries, affiliates, officers, directors, members, contractors, agents and employees;

(c)
the term “Claim” shall mean any claim, liability, cause of action, or other demand of any kind or character (including, without limitations, direct and indirect claims for direct, consequential or punitive damages, costs and attorneys’ fees), and whether based on contract (express or implied), tort (including negligence), or any federal, state or local law, order, rule or regulation;

(d)
the term “Business Day” shall mean any other day other than a Saturday, a Sunday or a day on which national banks in Washington, D.C., or New York, New York, are not open for the normal conduct of banking business;

(e)
the term “Trial 0631” shall mean the clinical trial of Amitiza (lubiprostone) conducted by the Parties according to the Protocol titled “A Multicenter, Randomized, Placebo-controlled, Double-blinded Study of the Efficacy and Safety of Lubiprostone in Patients with Opioid-induced Bowel Dysfunction”;

(f)
the term “Trial 0632” shall mean the clinical trial of Amitiza (lubiprostone) conducted by the Parties according to the Protocol titled “A Multicenter, Randomized, Placebo-controlled, Double-blinded Study of the Efficacy and Safety of Lubiprostone in Patients with Opioid-induced Bowel Dysfunction”;

(g)
the term “Trial 06S1” shall mean the clinical trial of Amitiza (lubiprostone) conducted according to the Protocol titled “A Multi-center, Open-labeled Study of the Long-term Safety and Efficacy of Lubiprostone in Patients with Opioid-induced Bowel Dysfunction”;

(h)	the term “OBD Trials” shall mean Trial 0631, Trial 0632, and Trial 06S1 collectively; and

(i)	the term “Agreements” shall mean the three Agreements for Clinical Trials Services in connection with the OBD Trials that the Parties entered on or about March 2, 2007 and subsequently amended.

2.    Settlement Terms.

(a)	Covance’s Payment Obligation. Covance shall pay to Sucampo the sum of ten million dollars ($10,000,000.00) within 10 business days of the Effective Date.

(b)	Covance’s Release Obligation. As of the Effective Date, Covance forgives, releases and discharges Sucampo from any and all payments of monies due and owing to Covance in the amount of $1,031,770.95.

(c)
Stipulation of Dismissal with Prejudice.  Within 10 business days of the Effective Date, the Parties shall sign and Sucampo shall file a Stipulation of Dismissal with Prejudice of Montgomery County Circuit Court Case Number 337725-V.

3.    Release by Sucampo.

(a)
Release.  Except as provided in Section 3(b), as of the Effective Date, Sucampo hereby forever releases and discharges Covance from any and all Claims (including counterclaims, demands, actions, causes of action, suits, costs, damages, losses, compensation, penalties, liabilities and/or obligations of any kind or nature whatsoever), whether known or unknown, suspected or unsuspected, or hereafter discovered, which arise out of or are in any way connected to the OBD Trials or the Agreements.

(b)
Exceptions.  The releases contained in Section 3(a) shall not release Covance from any Claim by Sucampo arising out of (i) a misrepresentation or breach of warranty under this Release, (ii) a default by Covance in performing any of its obligations under this Release, or (iii) the surviving provisions of the Agreements listed in Section 10 of this Release below.  The releases contained in Section 3(a) shall not release Takeda Pharmaceuticals Company, Ltd., a corporation organized and existing under the laws of Japan, and Takeda Pharmaceuticals North America, Inc. (collectively “Takeda”), a corporation organized and existing under the laws of Delaware with its principal place of business located at One Takeda Way, Deerfield, Illinois 60069, from the claims asserted by Sucampo in the currently pending matter captioned In the Matter of Sucampo Pharmaceuticals, Inc. et al. v. Takeda Pharmaceutical Company Limited, Respondent, ICC Case No. 17 006/VRO, International Court of Arbitration, International Chamber of Commerce (the “Takeda Arbitration”).  Provided, however, that Sucampo shall defend, indemnify, and hold harmless Covance from and against all claims, counterclaims, or third-party claims for contribution that are asserted, now or in the future, in the Takeda Arbitration.

4.    Release by Covance.

(a)
Release.  Except as provided in Section 4(b), as of the Effective Date, Covance hereby forever releases and discharges Sucampo from any and all Claims (including counterclaims, demands, actions, causes of action, suits, costs, damages, losses, compensation, penalties, liabilities and/or obligations of any kind or nature whatsoever), whether known or unknown, suspected or unsuspected, or hereafter discovered, which arise out of or are in any way connected to the OBD Trials or the Agreements.

(b)
Exceptions.  The releases contained in Section 4(a) shall not release Sucampo from any Claim by Covance arising out of (i) a misrepresentation or breach of warranty under this Release, (ii) a default by Sucampo in performing any of its obligations under this Release, or (iii) the surviving provisions of the Agreements listed in Section 10 of this Release below.

5.    Notices.

(a)
Manner of Giving Notice.  Each notice, request, demand, consent, approval or other communication (hereafter in this Section referred to collectively as “Notices” or “notices” and referred to singly as a “Notice” or a “notice”) which any Party is required or permitted to give to another Party pursuant to this Release shall be in writing and shall be deemed to have been duly and sufficiently given if

(i)	personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered),

(ii)	sent by Federal Express or other similar overnight courier (any notice so delivered shall be deemed to have been received on the next Business Day following receipt by the courier), or

(iii)
sent by telecopy or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient’s telecopy or facsimile machine (with a copy thereof sent in accordance with Section 5(b)), addressed to the Parties at their respective address designated pursuant to Section 5(b).

Any notice delivered pursuant to Subsection 5(a)(iii) shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:30 p.m. (local time of the recipient) on a Business Day, or (ii) on the next Business Day, if so transmitted on or after 5:30 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day.

(b)	Addresses for Notices. All notices shall be addressed to the parties at the following addresses

(i)	if to Sucampo:

Sucampo Pharmaceuticals, Inc.
4520 East West Highway
Third Floor
Bethesda, Maryland 20852
Attention: Mr. Thomas J. Knapp
Telecopier No.: (301) 961-3440
Telephone No.: (301) 961-3400

(ii)	if to Covance:

Covance Inc.
210 Carnegie Center
Princeton, New Jersey 08540
Attention: General Counsel
Telecopier No.: (609) 419-2585
Telephone No.: (609) 452-4585

with a copy to Sidley Austin LLP:

Prentice H. Marshall, Jr.
Sidley Austin LLP
One South Dearborn
Chicago, Illinois  60603
Telecopier No.: (312) 853-7036
Telephone No.: (312) 853-7248

Any Party may, by notice given pursuant to this Section, change the Person or Persons and/or address or addresses, or designate an additional Person or Persons or an additional address or addresses, for its notices, but notice of a change of address shall be effective only upon receipt.  Each Party agrees that it will not refuse or reject delivery of any notice given under this Release, that it will acknowledge, in writing, receipt of the same upon request by the other Party and that any notice rejected or refused by it shall be deemed for all purposes of this Release to have been received by the rejecting Party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)
Notice Given by Counsel.  All Notices that are required or permitted to be given by any Party pursuant to this Release may be given by such Party or its legal counsel, who are hereby authorized by such Party to do so on its behalf.

6.    Representations, Warranties and Covenants.

(a)
Each Party represents and warrants, as of the date hereof and as of the Effective Date, that it has all requisite corporate power to execute and deliver this Release and perform its obligations hereunder and that this Release has been duly authorized, executed and delivered by such Party.

(b)
Each Party represents and warrants that no third party, including but not limited to Takeda, has asserted any legal or equitable right, title, or interest to all or any portion of the Claim released herein, nor is either Party aware of any such assertion, and that no part of the Claim released herein has been assigned, encumbered, transferred, or subrogated.

(c)
Sucampo and Covance warrant and represent that neither has pursued nor intends to pursue any Claim or legal action against any third party for loss or damage allegedly sustained as a result of the OBD Trials or the Agreements.  Sucampo covenants that if it pursues a claim against any third party for loss or damage allegedly sustained as a result of or in connection with the OBD Trials or the Agreements, then it will waive all rights it has to recovery against such third party for any loss or damage found to be attributable to Covance.

7.     Integration.  This Release sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the subject matter of this Release, and there are no promises, agreement, conditions, understanding, warranties, or representations, oral or written, express or implied, among them other than as set forth herein.

8.     Amendment.  This Release may be amended only by a written amendment signed by both parties.

9.    Governing Law.  It is the intention of the parties that all questions with respect to the construction of this Release and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Delaware, without regard to its or any other jurisdiction’s conflict of laws principles.

10.  Survival of Certain Contractual Obligations.  Subsections 11.0, 11.1, 11.2, and 11.3 of each Agreement for Clinical Trials Services shall survive the execution of this Release, notwithstanding any terms herein to the contrary.  Further, section 13 of each Agreement for Clinical Trials Services shall survive the execution of this Release only with respect to any claim, suit, action, proceeding, arbitration or investigation alleging bodily injury or death brought by a third party.

11.  Confidentiality.

(a)
Each Party agrees not to disclose the terms of this Release, or any facts and circumstances underlying the Parties’ allegations concerning the OBD Trials, to any third party, unless a Party or its representatives reasonably deem such disclosure to be required under applicable law and regulations, by subpoena or court order, in a proceeding to enforce this Release, or as appropriate to comply with the rules, regulations and requirements of government agencies, state and federal courts, or a Party’s financial auditors or insurance carriers.  For a period of eighteen (18) months from the Effective Date, prior to making any disclosure that a Party believes is required to be made by the rules, regulations or requirements of the U.S. Food and Drug Administration (“FDA”) and which disclosure states that the non-disclosing Party did not comply with the rules, regulations of the FDA in connection with the OBD Trials or Agreements, the disclosing Party shall notify the other Party of its intended disclosure at least ten (10) days in advance; if such advance notice is not practicable, the disclosing Party shall provide notice as soon as practicable before or after the disclosure.

(b)
To the extent that any applicable law, regulation, court rule, or court order requires that any of the terms of this Release be disclosed to a court for any purpose, the Parties agree, represent, and warrant that they will take all appropriate actions to have any document, including any transcript of any hearing, disclosing any such information, ordered sealed by the court.

12. Severability.  If any provision of this Release is held to be void or unenforceable, in whole or in part, (a) such holding shall not affect the validity and enforceability of the remainder of this Release, including any other provision, section or subsection, and (b) the Parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

13. Incontestability; Arm’s Length Negotiations.  In consideration of the mutual agreements contained herein, each Party does hereby agree that this Release, and each and every provision hereof, is and shall be enforceable by and between them according to its terms.  This Release is the product of arm’s length negotiations and the terms of this Release have been completely read and fully understood and voluntarily accepted by each Party.

14. Binding Effect.  This Release shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and assigns.

15. Counterparts.  This Release may be signed in several counterparts, all of which together shall constitute one agreement binding on all Parties hereto.

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IN WITNESS WHEREOF, the Parties have signed this Release as of the day and year first above written, but with the intention that it shall become effective on and as of the Effective Date.

SUCAMPO PHARMACEUTICALS, INC.

By _________________________________
Thomas J. Knapp, SVP, General Counsel &
Corporate Secretary

COVANCE INC.

By _________________________________
William Klitgaard, Corporate Senior Vice
President and Chief Financial Officer

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